Exhibit 99-a

For Immediate Release
October 25, 2004



        BellSouth Reports Third Quarter Earnings
        o  5.7 million long distance customers
        o  1.9 million DSL customers
        o  25.7 million Cingular Wireless customers


ATLANTA - BellSouth Corporation (NYSE: BLS) announced third quarter 2004 earnings per share (EPS) from continuing operations of 46 cents compared to 48 cents in the third quarter of 2003. Normalized EPS was 49 cents in the third quarter of 2004 compared to 50 cents in the same quarter a year ago. Normalizing items included hurricane-related expenses in the wireline business, wireless merger integration planning costs and a fair value adjustment for the pending sale of Cingular Interactive assets. See below for further details.

For the quarter, consolidated revenue from continuing operations totaled $5.1 billion. Income from continuing operations was $852 million compared to $894 million in the same quarter a year ago.

In accordance with Generally Accepted Accounting Principles (GAAP), BellSouth's reported consolidated revenues and consolidated operating expenses from continuing operations do not include the Company's 40 percent share of Cingular Wireless. Normalized results from continuing operations are adjusted for BellSouth's 40 percent proportionate share of Cingular's revenues and expenses and other normalizing items described below. Normalized revenue was $6.7 billion, reflecting some improvement compared to the third quarter of 2003. Normalized net income was $893 million compared to $926 million in the same quarter a year ago.

Operating free cash flow from continuing operations (defined as net cash provided by operating activities less capital expenditures) totaled $923 million for the third quarter of 2004. Capital expenditures for continuing operations in the third quarter of 2004 were $768 million compared to $713 million in the same period in 2003.

Communications Group

Communications Group revenue was $4.6 billion. Operating margin for the third quarter of 2004 was 26.3 percent, level with the 2003 full year operating margin and 40 basis points higher than the 25.9 percent operating margin in the second quarter of 2004.

For the quarter ending Sept. 30, total access lines of 21.6 million declined 3.9 percent compared to a year earlier. UNE-P access lines resold by BellSouth competitors decreased by 54,000 in the third quarter compared to an increase of 188,000 in the same quarter a year ago.

BellSouth added 532,000 mass-market long distance customers during the third quarter of 2004 and now serves approximately 5.7 million mass-market long distance customers. These customers represent a 44 percent penetration of BellSouth's mass-market base and spend an average of approximately $17 per month on long distance with BellSouth.

For the third quarter, network data revenue was $1.1 billion, an increase of 3.7 percent compared to the same quarter of 2003, driven by DSL. BellSouth added 134,000 net DSL customers during the third quarter of 2004, for a total of approximately 1.9 million at quarter-end. In September, BellSouth launched additional incentives and introduced new pricing for FastAccess(R) DSL designed to increase long-term market penetration.

With the third-quarter launch of our DIRECTV(R) offer, the Company provides a competitively priced triple-play package of voice, data and entertainment services. Through Sept. 30, more than 90,000 customers have added DIRECTV(R) to their communications services packages.

In the third quarter, the hurricanes that hit BellSouth's markets affected more than 1.2 million residential and business customers. As a result, the Company incurred approximately $38 million of incremental labor and material costs during the third quarter. The Company expects to recognize incremental costs in the $90 million range during the fourth quarter. Impacts to capital are not expected to affect our guidance. BellSouth's emergency preparations and network capabilities ensured high levels of service retention and restoration despite the storm-related damages. To date, fewer than 20,000 lines remain affected, and BellSouth continues to work around the clock restoring service to these customers in the hardest-hit areas.

Domestic Wireless / Cingular

For the third quarter, Cingular Wireless added 657,000 net cellular/PCS customers, bringing its nationwide customer base to 25.7 million. More than 80 percent of net additions were postpaid. Churn remained flat year-over-year at
2.8 percent. BellSouth's share of Cingular's revenue was $1.7 billion in the third quarter of 2004, a gain of 4.8 percent compared to the same quarter a year ago. Revenue growth was driven by a 4.3 percent increase in service revenue, which included a 116 percent increase in cellular/PCS data revenue.

The third quarter operating margin of 12.5 percent was impacted by lower service ARPU, costs associated with record gross customer additions and higher systems costs from increased minutes of use.

During the third quarter, Cingular continued to make advances in deploying next-generation network technologies that will give customers access to high-speed wireless data services. The company has enabled substantially all of its markets with EDGE (Enhanced Data for GSM Evolution) high-speed data technology. Cingular is currently testing integrated voice and data wireless services in a 3G UMTS (Universal Mobile Telecommunications System) trial.

Cingular's purchase of AT&T Wireless will create the nation's largest wireless provider with more than 47 million subscribers. Cingular's plans for integration will position the company as a leader in the wireless industry providing a high-quality network, excellent customer care and innovative wireless services. Cingular's management team has experience integrating wireless companies, and as the two companies' operations are brought together, the number one focus will be giving customers great service and a seamless transition.

The Cingular/AT&T Wireless transaction will be funded primarily by equity contributions from Cingular's parent owners. BellSouth's portion of the funding is approximately $14.5 billion, which will be funded with cash on hand, proceeds from asset sales and incremental debt. Net incremental financing for this transaction is expected to be approximately $6 billion.

Advertising & Publishing

Advertising & Publishing revenue was $498 million in the third quarter of 2004, a decrease of 1.4 percent compared to the same quarter a year ago. Operating margin for the third quarter of 2004 was 46.0 percent compared to 47.1 percent in the third quarter of 2003. Segment net income was $141 million compared to $147 million in the third quarter of 2003.

Discontinued Operations: Latin America Group

In March 2004, BellSouth signed a definitive agreement with Telefonica Moviles, the wireless affiliate of Telefonica, S.A., to sell BellSouth's interests in its 10 Latin American operations. On Oct. 14, 2004, the company closed the sale of wireless operations in Ecuador, Guatemala and Panama. Pending required governmental approvals, the remaining seven properties are expected to close by the end of 2004.

Following GAAP, the Company's financial statements, as of Sept. 30, 2004, reflect results for the Latin American segment in the line item titled Discontinued Operations. For the third quarter, BellSouth reported a loss from discontinued operations of 3 cents per share compared to income of 2 cents per share in the third quarter of 2003. Results for the third quarter of 2004 include an after-tax charge of approximately $190 million, or 10 cents per share, related to an agreement in principle with the other major shareholder of Telcel, our Venezuelan operation, where we would purchase its 21.8 percent interest in Telcel and settle all outstanding claims for an aggregate payment of $617 million. In accordance with our agreement with Telefonica Moviles, we will sell this interest for approximately $300 million.

The BellSouth consolidated Latin American operations added 583,000 customers in the third quarter of 2004, for a total of 12.1 million customers served at quarter-end. Consolidated Latin American operations produced $724 million in revenue for the third quarter of 2004.

Normalizing Items

In the third quarter of 2004, the difference between reported (GAAP) EPS from continuing operations and normalized EPS is shown in the following table:

----------------------------------------------------- ------------ ------------
                                                         3Q04         3Q03
----------------------------------------------------- ------------ ------------
GAAP Diluted EPS - Income from continuing operations     $0.46        $0.48
----------------------------------------------------- ------------ ------------

----------------------------------------------------- ------------ ------------
Hurricane-related expenses                               $0.01
----------------------------------------------------- ------------ ------------
Wireless merger integration planning costs and fair
value adjustment                                         $0.01
----------------------------------------------------- ------------ ------------
Asset impairment                                                      $0.02
----------------------------------------------------- ------------ ------------

----------------------------------------------------- ------------ ------------
Normalized Diluted EPS (1)                               $0.49        $0.50
----------------------------------------------------- ------------ ------------

(1) Normalized Diluted EPS for 3Q04 does not sum due to rounding

Hurricane-related expenses - Represents the incremental labor and material costs incurred during the third quarter related to service restoration and network repairs in the wireline business due to Hurricanes Charley, Frances, Ivan and Jeanne.

Wireless merger integration planning costs and fair value adjustment - Represents BellSouth's 40 percent share of tax-effected wireless merger integration planning costs of $43 million incurred during the third quarter in preparation for the Cingular/AWE merger. Also includes a $31 million fair value adjustment for the announced sale of Cingular Interactive.

Asset impairment - The third quarter 2003 charge for asset impairment represents the write-off of capitalized software related to an abandoned systems project.

About BellSouth Corporation

BellSouth Corporation is a Fortune 100 communications company headquartered in Atlanta, GA, and a parent company of Cingular Wireless, the nation's second largest wireless voice and data provider.

Backed by award-winning customer service, BellSouth offers the most comprehensive and innovative package of voice and data services available in the market. Through BellSouth Answers(R), residential and small business customers can bundle their local and long distance service with dial up and high speed DSL Internet access, satellite television and Cingular(R) Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also offers online and directory advertising through BellSouth(R) RealPages.com(R) and The Real Yellow Pages(R).

More information about BellSouth can be found at www.bellsouth.com.


Further information about BellSouth and Cingular's third quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and BLS Investor News summarizing highlights of the quarter are available on the BellSouth Investor Relations website starting today at 8 a.m. Eastern Time (ET).

BellSouth will host a conference call with investors today at 10 a.m. (ET). Participating will be BellSouth CFO Ron Dykes and Investor Relations Vice President Nancy Davis. Dial-in information for the conference call is as follows:
Domestic:  888-370-1863
International:  706-634-1735

The conference call will also be webcast live beginning at 10 a.m. (ET) on our website at www.bellsouth.com/investor. The webcast will be archived on our website beginning at approximately 1 p.m. (ET) today.

A replay of the call will be available beginning at approximately 1 p.m. (ET) today, through Nov. 1, 2004, and can be accessed by dialing:
Domestic:  800-642-1687 - Reservation number:  9280326
International:  706-645-9291 - Reservation number:  9280326

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (iv) unfavorable regulatory actions; (v) currency devaluations and continued economic weakness in certain international markets in which we operate or have material investments; and (vi) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations website, www.bellsouth.com/investor.

For More Information Contact:
LeAnn Hansen Boucher, Media Relations at 404-249-2839
BellSouth Investor Relations at 800-241-3419

    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: See Normalization Earnings Summary and Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.

                                      3Q04    3Q03    Growth   2Q04    Growth

    Operating Revenues
      Communications group           $4,585  $4,626    -0.9%  $4,562     0.5%
      Advertising and publishing        495     501    -1.2%     507    -2.4%
      All other                          15      14     7.1%      14     7.1%
        Total Operating Revenues      5,095   5,141    -0.9%   5,083     0.2%
    Operating Expenses
      Cost of services and products   1,881   1,789     5.1%   1,789     5.1%
      Selling, general &
       administrative expenses          905     889     1.8%     930    -2.7%
      Depreciation and amortization 908 959 -5.3% 914 -0.7% Provision for restructuring
       and asset impairments            -        51  -100.0%       8  -100.0%
        Total Operating Expenses      3,694   3,688     0.2%   3,641     1.5%
    Operating Income                  1,401   1,453    -3.6%   1,442    -2.8%
    Interest Expense                    220     234    -6.0%     211     4.3%
    Other Income (Expense), net         136     161   -15.5%     224   -39.3%
    Income from Continuing
     Operations before Income Taxes,
     Discontinued Operations and
     Cumulative Effect of Changes
     in Accounting Principles         1,317   1,380    -4.6%   1,455    -9.5%
    Provision for Income Taxes          465     486    -4.3%     516    -9.9%
    Income from Continuing
     Operations before Discontinued
     Operations and Cumulative Effect
     of Changes in Accounting
     Principles                         852     894    -4.7%     939    -9.3%
    Income (Loss) from Discontinued
     Operations, net of tax             (53)     42  -226.2%      57  -193.0%
    Income Before Cumulative Effect
     of Changes in Accounting
     Principles                         799     936   -14.6%     996   -19.8%
    Cumulative Effect of Changes in
     Accounting Principle               -       -        N/M*    -        N/M
          Net Income                    799     936   -14.6%     996   -19.8%

    Diluted:
      Weighted Average Common Shares
       Outstanding                    1,835   1,851    -0.9%   1,836    -0.1%
      Earnings Per Share:
         Income from Continuing
          Operations                  $0.46   $0.48    -4.2%   $0.51    -9.8%
         Income from Discontinued
          Operations                 ($0.03)  $0.02  -250.0%   $0.03  -200.0%
         Cumulative Effect of
          Changes in Accounting
          Principles                  $0.00   $0.00      N/M   $0.00      N/M
         Net Income                   $0.44   $0.51   -13.7%   $0.54   -18.5%
    * - Not meaningful.

    Selected Financial and Operating Data

    Operating income                 $1,401  $1,453    -3.6%  $1,442    -2.8%
    Operating margin                  27.5%   28.3%  -80 bps   28.4%  -90 bps

    Declared dividends per share      $0.27   $0.23    17.4%   $0.27     0.0%
    Capital expenditures               $768    $713     7.7%    $731     5.1%

    Common shares outstanding         1,831   1,848    -0.9%   1,831     0.0%
    Book value per share             $11.94  $10.65    12.1%  $11.75     1.6%


    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: See Normalization Earnings Summary and Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.

                                                     Year-to-Date
                                             2004        2003        Growth


    Operating Revenues
      Communications group                  $13,632     $13,679       -0.3%
      Advertising and publishing              1,481       1,515       -2.2%
      All other                                  41          40        2.5%
        Total Operating Revenues             15,154      15,234       -0.5%
    Operating Expenses
      Cost of services and products           5,468       5,229        4.6%
      Selling, general & administrative
       expenses                               2,744       2,797       -1.9%
      Depreciation and amortization           2,720       2,861       -4.9%
      Provision for restructuring and
       asset impairments                         21         189      -88.9%
        Total Operating Expenses             10,953      11,076       -1.1%
    Operating Income                          4,201       4,158        1.0%
    Interest Expense                            646         725      -10.9%
    Other Income (Expense), net                 990         706       40.2%
    Income from Continuing Operations
     before Income Taxes, Discontinued
      Operations and Cumulative Effect
       of Changes in Accounting
       Principles                             4,545       4,139        9.8%
    Provision for Income Taxes                1,604       1,487        7.9%
    Income from Continuing Operations
     before Discontinued Operations and
      Cumulative Effect of Changes in
       Accounting Principles                  2,941       2,652       10.9%
    Income (Loss) from Discontinued
     Operations, net of tax                     453         150      202.0%
    Income Before Cumulative Effect of
     Changes in Accounting Principles         3,394       2,802       21.1%
    Cumulative Effect of Changes in
     Accounting Principle                       -           315     -100.0%
          Net Income                          3,394       3,117        8.9%

    Diluted:
      Weighted Average Common Shares
       Outstanding                            1,836       1,854       -1.0%
      Earnings Per Share:
         Income from Continuing
          Operations                          $1.60       $1.43       11.9%
         Income from Discontinued
          Operations                          $0.25       $0.08      212.5%
         Cumulative Effect of Changes in
          Accounting Principles               $0.00       $0.17     -100.0%
         Net Income                           $1.85       $1.68       10.1%
    * - Not meaningful.

    Selected Financial and Operating Data

    Operating income                         $4,201      $4,158        1.0%
    Operating margin                          27.7%       27.3%      40 bps

    Declared dividends per share              $0.79       $0.67       17.9%
    Capital expenditures                     $2,134      $1,978        7.9%

    Common shares outstanding
    Book value per share

    BellSouth Corporation
    Consolidated Statements of Income - Normalized Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Normalized results exclude discontinued operations from all periods. Certain reclassifications have been made to prior periods to conform to the current presentation.

                                        3Q04    3Q03   Growth   2Q04   Growth

    Operating Revenues
       Communications group            $4,533  $4,583   -1.1%  $4,510    0.5%
       Domestic wireless                1,702   1,624    4.8%   1,662    2.4%
       Advertising and publishing         495     501   -1.2%     507   -2.4%
       All other                           16      14   14.3%      14   14.3%
          Total Operating Revenues      6,746   6,722    0.4%   6,693    0.8%

    Operating Expenses
       Cost of services and products 2,445 2,392 2.2% 2,320 5.4% Selling, general, &
        administrative expenses         1,510   1,462    3.3%   1,519   -0.6%
       Depreciation and amortization    1,137   1,168   -2.7%   1,140   -0.3%
          Total Operating Expenses      5,092   5,022    1.4%   4,979    2.3%
    Operating Income                    1,654   1,700   -2.7%   1,714   -3.5%
    Interest Expense                      276     290   -4.8%     268    3.0%
    Other Income (Expense), net             7      25  -72.0%       8  -12.5%
    Income Before Income Taxes          1,385   1,435   -3.5%   1,454   -4.7%
    Provision for Income Taxes            492     509   -3.3%     516   -4.7%
            Net Income                   $893    $926   -3.6%    $938   -4.8%

    Diluted:
       Weighted Average Common Shares
        Outstanding                     1,835   1,851   -0.9%   1,836   -0.1%
       Earnings Per Share               $0.49   $0.50   -2.0%   $0.51   -3.9%


    Selected Financial and Operating
     Data

    Operating income                   $1,654  $1,700   -2.7%  $1,714   -3.5%
    Operating margin                    24.5%   25.3% -80  bps  25.6% -110 bps

    Declared dividends per share        $0.27   $0.23   17.4%   $0.27    0.0%
    Capital expenditures                 $768    $713    7.7%    $731    5.1%

    Common shares outstanding           1,831   1,848   -0.9%   1,831    0.0%
    Book value per share               $11.94  $10.65   12.1%  $11.75    1.6%
    Total employees                    63,132  66,182   -4.6%  64,113   -1.5%


                                                        Year-to-Date
                                              2004         2003        Growth

    Operating Revenues
       Communications group                  $13,531      $13,556       -0.2%
       Domestic wireless                       4,941        4,628        6.8%
       Advertising and publishing              1,481        1,515       -2.2%
       All other                                  42           40        5.0%
          Total Operating Revenues            19,995       19,739        1.3%

    Operating Expenses
       Cost of services and products           7,104        6,781        4.8%
       Selling, general, &
        administrative expenses                4,493        4,356        3.1%
       Depreciation and amortization           3,396        3,468       -2.1%
          Total Operating Expenses            14,993       14,605        2.7%
    Operating Income                           5,002        5,134       -2.6%
    Interest Expense                             816          913      -10.6%
    Other Income (Expense), net                   19          118      -83.9%
    Income Before Income Taxes                 4,205        4,339       -3.1%
    Provision for Income Taxes                 1,486        1,569       -5.3%
            Net Income                        $2,719       $2,770       -1.8%

    Diluted:
       Weighted Average Common Shares
        Outstanding                            1,836        1,854       -1.0%
       Earnings Per Share                      $1.48        $1.49       -0.7%


    Selected Financial and Operating
     Data

    Operating income                          $5,002       $5,134       -2.6%
    Operating margin                           25.0%        26.0%    -100 bps

    Declared dividends per share               $0.79        $0.67       17.9%
    Capital expenditures                      $2,134       $1,978        7.9%

    Common shares outstanding
    Book value per share
    Total employees

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Third Quarter 2004                         Normalizing Items
                                                                      Hurricane-
                                                      Discontinued   related
                                             Cingular  Operations    Expenses
                                    GAAP         A         F            H

    Operating Revenues             $5,095     $1,651      $-           $-
    Operating Expenses              3,694      1,466       -          (38)
    Operating Income                1,401        185       -           38
    Interest Expense                  220         56       -            -
    Other Income (Expense), net       136       (129)      -            -
    Income from Continuing Operations
     before Income Taxes            1,317          -       -           38
    Provision for Income Taxes        465          -       -           15
    Income from Continuing Operations 852          -       -           23
    Income (Loss) from Discontinued
     Operations, net of tax           (53)         -      53            -
            Net Income               $799         $0     $53          $23

    Diluted Earnings Per Share      $0.44      $0.00   $0.03        $0.01


    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

     Third Quarter 2004                              Normalizing Items
                                             Merger
                                         Integration/FV
                                               Adj       Rounding
                                                I                   Normalized

    Operating Revenues                          $-          $-         $6,746
    Operating Expenses                         (29)         (1)         5,092
    Operating Income                            29           1          1,654
    Interest Expense                             -           -            276
    Other Income (Expense), net                  -           -              7
    Income from Continuing Operations
     before Income Taxes                        29           1          1,385
    Provision for Income Taxes                  12           -            492
    Income from Continuing Operations           17           1            893
    Income (Loss) from Discontinued
     Operations, net of tax                      -           -              -
            Net Income                         $17          $1           $893

    Diluted Earnings Per Share               $0.01       $0.00          $0.49



    Year-to-Date 2004                            Normalizing Items
                                                            Sale of Discontinued
                                                Cingular  Sonofon  Operations
                                         GAAP       A        E         F

    Operating Revenues                  $15,154   $4,791     $-       $-
    Operating Expenses                   10,953    4,110      -        -
    Operating Income                      4,201      681      -        -
    Interest Expense                        646      170      -        -
    Other Income (Expense), net             990     (509)    (462)     -
    Income from Continuing Operations
     before Income Taxes                  4,545        2     (462)     -
    Provision for Income Taxes            1,604        2     (167)     -
    Income from Continuing Operations     2,941      -       (295)     -
    Income (Loss) from Discontinued
     Operations, net of tax                 453      -        -       (453)
         Net Income                      $3,394       $0    ($295)   ($453)

    Diluted Earnings Per Share            $1.85    $0.00   ($0.16)  ($0.25)


    Year-to-Date 2004                            Normalizing Items
                                                                          Merger
                                                       Hurricane-  Integration /
                                       SC       related       FV
                                  Settlement   Expenses       Adj
                                       G           H           I    Normalized

    Operating Revenues                $50         $-          $-     $19,995
    Operating Expenses                 (3)         (38)        (29)   14,993
    Operating Income                   53           38          29     5,002
    Interest Expense                  -            -           -         816
    Other Income (Expense), net       -            -           -          19
    Income from Continuing Operations
     before Income Taxes               53           38          29     4,205
    Provision for Income Taxes         20           15          12     1,486
    Income from Continuing Operations  33           23          17     2,719
    Income (Loss) from Discontinued
     Operations, net of tax           -            -           -         -
         Net Income                   $33          $23         $17    $2,719

    Diluted Earnings Per Share      $0.02        $0.01       $0.01     $1.48


    Third Quarter 2003                      Normalizing Items
                                                Asset   Discontinued
                                    Cingular  Impairment Operations
                              GAAP     A          J           F     Normalized

    Operating Revenues       $5,141  $1,581      $-          $-        $6,722
    Operating Expenses        3,688   1,386       (52)        -         5,022
    Operating Income          1,453     195        52         -         1,700
    Interest Expense            234      56       -           -           290
    Other Income (Expense),
     net                        161    (136)      -           -            25
    Income from Continuing
     Operations before Income
      Taxes                   1,380       3        52         -         1,435
    Provision for Income
     Taxes                      486       3        20         -           509
    Income from Continuing
     Operations                 894     -          32         -           926
    Income (Loss) from
     Discontinued Operations,
     net of tax                  42     -         -           (42)        -
    Income Before Cumulative
     Effect of Changes in
     Accounting Principles      936     -          32         (42)        926
    Cumulative Effect of
     Changes in Accounting
     Principles                 -       -         -           -           -
        Net Income             $936      $0       $32         ($42)      $926

    Diluted Earnings Per
     Share *                  $0.51   $0.00     $0.02       ($0.02)     $0.50

    * Normalized earnings per share for third quarter 2003 does not sum due to rounding.


    Year-to-Date 2003                               Normalizing Items
                                                                             A&P
                                                              Acctg. Cingular
                                                    Change FAS143
                                             GAAP       A       B        C

    Operating Revenues                      $15,234   $4,505    $-       $-
    Operating Expenses                       11,076    3,722     -        -
    Operating Income                          4,158      783     -        -
    Interest Expense                            725      188     -        -
    Other Income (Expense), net                 706     (588)    -        -
    Income from Continuing Operations
     before Income Taxes                      4,139        7     -        -
    Provision for Income Taxes                1,487        7     -        -
    Income from Continuing Operations         2,652      -       -        -
    Income (Loss) from Discontinued
     Operations, net of tax                     150      -       -        -
    Income Before Cumulative Effect of
     Changes in Accounting Principles         2,802      -       -        -
    Cumulative Effect of Changes in
     Accounting Principles                      315      -       501     (816)
        Net Income                           $3,117       $0    $501    ($816)

    Diluted Earnings Per Share *              $1.68    $0.00   $0.27   ($0.44)

    * Normalized earnings per share for year-to-date 2003 does not sum due to rounding.


    Year-to-Date 2003

                                    Pension/ Discontinued   Asset
                                   Severance  Operations  Impairment
                                       D          F           J     Normalized

    Operating Revenues                $-         $-          $-      $19,739
    Operating Expenses                (141)       -          (52)     14,605
    Operating Income                   141        -           52       5,134
    Interest Expense                   -          -           -          913
    Other Income (Expense), net        -          -           -          118
    Income from Continuing Operations
     before Income Taxes               141        -           52       4,339
    Provision for Income Taxes          55        -           20       1,569
    Income from Continuing Operations   86        -           32       2,770
    Income (Loss) from Discontinued
     Operations, net of tax            -         (150)        -          -
    Income Before Cumulative Effect of
     Changes in Accounting Principles   86       (150)        32       2,770
    Cumulative Effect of Changes in
     Accounting Principles             -          -           -          -
            Net Income                 $86      ($150)       $32      $2,770

    Diluted Earnings Per Share *     $0.05     ($0.08)     $0.02       $1.49

    * Normalized earnings per share for year-to-date 2003 does not sum due to rounding.

    BellSouth Corporation
    Notes to Normalized Financial and Operating Data (pages 3 and 4) (amounts in millions, except per share data)

    Our normalized earnings have been adjusted for the following:

    (a) The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of eliminations for amounts charged by other BellSouth companies to Cingular.

    (b) Change in method of accounting related to our directory publishing business from the issue basis method to the deferral method - The 2003 amount is a one-time charge to net income of $501.

    (c) Adoption of Financial Accounting Standard No. 143 (FAS 143) - Represents a one-time charge related to the adoption of new accounting rules associated with obligations related to the retirement of long-lived assets. The adjustment resulted in a one-time increase to net income of $816.

    (d) Pension/Severance Costs - During 2003, the number of employees who voluntarily separated and elected to receive lump-sum retirement benefits exceeded thresholds that require current recognition of deferred losses related to these employees. These costs include $33 after-tax of severance related costs.

    (e) Gain related to the sale of our operations in Denmark.

    (f) Discontinued Operations - In March 2004, we announced our intention to sell our Latin American properties. Accordingly, the prior period results have been recast to reflect the Latin American operations as Discontinued Operations and excluded from normalized results. The year-to-date period in 2004 includes $357 in net income tax benefit representing the recognition of book over tax basis differential in connection with the announced sale of these properties. The third quarter 2004 results include an after-tax charge of $190 related to the buyout of the other major shareholder in Telcel, our Venezuelan operation and the settlement of all outstanding claims with this shareholder.

    (g) SC Regulatory Settlement - In April 2004, BellSouth entered into a settlement agreement with the South Carolina Consumer Advocate with respect to previously disclosed litigation (See 2003 10K for further discussion). The settlement required among other things, that BellSouth refund $50 to its South Carolina customers. The refund was recognized in the first quarter 2004 as a reduction to revenue.

    (h) Hurricane-related Expenses - Represents the incremental labor and material costs incurred during the 3rd quarter related to service restoration and network repairs in the wireline business due to Hurricanes Charley, Frances, Ivan and Jeanne.

    (i) Wireless merger integration planning costs and fair value adjustment - Represents BellSouth's 40% share of tax-effected wireless merger integration planning costs of $43 incurred during the 3rd quarter in preparation for the Cingular/AWE merger. Also includes a $31 fair value adjustment for the announced sale of Cingular Interactive.

    (j) Asset Impairment - The third quarter 2003 charge for asset impairment represents the write-off of capitalized software related to an abandoned systems project.

    BellSouth Corporation
    Consolidated Balance Sheets (unaudited)
    (amounts in millions, except per share data)

                                   September December Change           Change
                                       30,      31,     vs.   June 30,   vs.
                                      2004     2003    Prior    2004    Prior
                                                       Year            Quarter
    Assets
    Current Assets:
      Cash and cash equivalents      $9,200   $4,556  $4,644   $6,216  $2,984
      Accounts receivable, net of
       allowance for uncollectibles
       of $331, $496, and $338        2,546    2,870    (324)   2,436     110
      Material and supplies             316      375     (59)     319      (3)
      Other current assets              842    1,048    (206)     870     (28)
      Assets of discontinued
       operations                     3,977        0   3,977    3,928      49
        Total Current Assets         16,881    8,849   8,032   13,769   3,112

    Investments and Advances          8,768    8,552     216    8,638     130
    Property, Plant and Equipment,
     net                             21,971   23,807  (1,836)  22,104    (133)
    Deferred Charges and Other
     Assets                           6,113    5,855     258    6,033      80
    Goodwill                            249      342     (93)     249       0
    Intangible Assets, net            1,507    2,297    (790)   1,501       6
    Total Assets                    $55,489  $49,702  $5,787  $52,294  $3,195

    Liabilities and Shareholders'
     Equity
    Current Liabilities:
      Debt maturing within one year  $3,048   $3,491   ($443)  $3,262   ($214)
      Accounts payable                  970    1,339    (369)     883      87
      Other current liabilities       3,150    3,628    (478)   3,301    (151)
      Liabilities of discontinued
       operations                     2,674        0   2,674    2,469     205
        Total Current Liabilities     9,842    8,458   1,384    9,915     (73)

    Long-Term Debt                   13,142   11,489   1,653   10,341   2,801

    Noncurrent Liabilities:
      Deferred income taxes           6,314    5,349     965    6,180     134
      Other noncurrent liabilities    4,327    4,694    (367)   4,342     (15)
        Total Noncurrent
         Liabilities                 10,641   10,043     598   10,522     119

    Shareholders' Equity:
      Common stock, $1 par value      2,020    2,020       0    2,020       0
      Paid-in capital                 7,790    7,729      61    7,748      42
      Retained earnings              18,421   16,540   1,881   18,126     295
      Accumulated other
       comprehensive income            (470)    (585)    115     (460)    (10)
      Shares held in trust and
       treasury                      (5,897)  (5,992)     95   (5,918)     21
        Total Shareholders' Equity   21,864   19,712   2,152   21,516     348
    Total Liabilities and
     Shareholders' Equity           $55,489  $49,702  $5,787  $52,294  $3,195

   BellSouth Corporation
    Consolidated Statements of Cash Flows (unaudited)
    (amounts in millions, except per share data)
                                                                    Year-To-Date
                                       3Q04    3Q03    2Q04    2004    2003

    Cash Flows from Operating
     Activities:
    Income from Continuing Operations   $852    $894    $939  $2,941  $2,652
    Adjustments to income from
     continuing operations:
      Depreciation and amortization      908     959     914   2,720   2,861
      Provision for uncollectibles        90     111      80     285     398
      Net losses (earnings) of equity
       affiliates                        (73)    (79)   (151)   (328)   (427)
      Deferred income taxes              137     294     434     740     800
      Net (gains) losses on sale or
       impairment of equity
       securities                          6      (1)    -         9       7
      Pension income                    (121)   (134)   (121)   (363)   (401)
      Pension settlement (gains)
       losses                            -       -       -       -        87
      Stock-based compensation
       expense                            29      32      30      87      92
      Asset impairments                  -        52     -       -        52
      (Gain) loss on sale/disposal of
       operations                        -       -       -      (462)    -
    Net change in:
      Accounts receivable and other
       current assets                   (147)    (55)   (110)   (271)      8
      Accounts payable and other
       current liabilities               (88)    164      43      (4)    288
      Deferred charges and other
       assets                             19     122     (52)    (58)    253
      Other liabilities and deferred
       credits                            28     (97)     17      48    (133)
    Other reconciling items, net          51       6      46     144      18
      Net cash provided by operating
       activities                      1,691   2,268   2,069   5,488   6,555

    Cash Flows from Investing
     Activities:
    Capital expenditures                (768)   (713)   (731) (2,134) (1,978)
    Investments in debt and equity
     securities                          (87)     (6)   (276)   (503)    (27)
    Proceeds from sale of securities
     and operations                        6       1     -       565      27
    Proceeds from repayment of loans
     and advances                         20     -       -       129   1,899

    Settlement of derivatives on
     advances                            -       -       -       (17)   (352)
    Other investing activities, net       (8)    (10)     10      (3)    (11)
      Net cash provided by (used for)
       investing activities             (837)   (728)   (997) (1,963)   (442)

    Cash Flows from Financing
     Activities:
    Net borrowing (repayments) of
     short-term debt                      73     (25)     23    (266)   (423)
    Proceeds from long-term debt       2,993     -       696   3,689     -
    Repayments of long-term debt        (524)   (280)   (214)   (745) (1,836)
    Dividends paid                      (493)   (424)   (457) (1,407) (1,183)
    Purchase of treasury shares          -       -       (99)    (99)   (322)
    Other financing activities, net       (3)      7       3      48      29
      Net cash used for financing
       activities                      2,046    (722)    (48)  1,220  (3,735)

    Net Increase/(Decrease) in Cash
     from Continuing Operations        2,900     818   1,024   4,745   2,378
    Net Increase/(Decrease) in Cash
     from Discontinued Operations         84      85    (176)   (101)    165
      Net Increase (Decrease) in Cash
       and Cash Equivalents            2,984     903     848   4,644   2,543
    Cash and Cash Equivalents at
     Beginning of Period               6,216   4,122   5,368   4,556   2,482
    Cash and Cash Equivalents at End
     of Period                        $9,200  $5,025  $6,216  $9,200  $5,025

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)

                                          3Q04    3Q03  Growth   2Q04  Growth

    Operating Revenues
       Voice                             $3,121  $3,204  -2.6%  $3,153  -1.0%
       Data                               1,145   1,104   3.7%   1,116   2.6%
       Other                                361     360   0.3%     334   8.1%
          Total Operating Revenues        4,627   4,668  -0.9%   4,603   0.5%
    Operating Expenses
       Cost of services and products 1,783 1,720 3.7% 1,730 3.1% Selling, general, &
        administrative expenses             729     755  -3.4%     778  -6.3%
       Depreciation and amortization        898     949  -5.4%     903  -0.6%
          Total Operating Expenses        3,410   3,424  -0.4%   3,411   0.0%
    Segment Operating Income              1,217   1,244  -2.2%   1,192   2.1%
    Interest Expense                         94      98  -4.1%      89   5.6%
    Other Income (Expense), net               7       7   0.0%       7   0.0%
    Income Before Income Taxes            1,130   1,153  -2.0%   1,110   1.8%
    Provision for Income Taxes              416     426  -2.3%     408   2.0%
            Segment Net Income(1)          $714    $727  -1.8%    $702   1.7%


    Selected Financial and Operating Data

    (amounts in millions)
    Segment operating income           $1,217  $1,244   -2.2%  $1,192   2.1%
    Segment operating margin            26.3%   26.6% -30 bps   25.9% 40 bps

    Long distance revenues               $524    $381   37.5%    $479   9.4%
    Access minutes of use              22,801  23,390   -2.5%  22,753   0.2%
    Capital expenditures                 $724    $692    4.6%    $713   1.5%
    (amounts in thousands)
    Wholesale lines                     3,070   2,507   22.5%   3,139  -2.2%
    DSL customers                       1,872   1,336   40.1%   1,738   7.7%
    LD customers                        5,663   3,440   64.6%   5,131  10.4%

    Consumer ARPU (4)                  $56.80  $53.35    6.5%  $55.47   2.4%


    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)

                                                      Year-To-Date
                                              2004        2003       Growth

    Operating Revenues
        Voice                                  $9,443      $9,538       -1.0%
        Data                                    3,353       3,259        2.9%
        Other                                   1,009       1,033       -2.3%
            Total Operating Revenues           13,805      13,830       -0.2%
    Operating Expenses
        Cost of services and products           5,258       5,057        4.0%
        Selling, general, & administrative
         expenses                               2,279       2,287       -0.3%
        Depreciation and amortization           2,689       2,830       -5.0%
            Total Operating Expenses           10,226      10,174        0.5%
    Segment Operating Income                    3,579       3,656       -2.1%
    Interest Expense                              274         317      -13.6%
    Other Income (Expense), net                    20          28      -28.6%
    Income Before Income Taxes                  3,325       3,367       -1.2%
    Provision for Income Taxes                  1,222       1,252       -2.4%
              Segment Net Income(1)            $2,103      $2,115       -0.6%


    Selected Financial and Operating Data

    (amounts in millions)
    Segment operating income                   $3,579      $3,656      -2.1%
    Segment operating margin                    25.9%       26.4%    -50 bps

    Long distance revenues                     $1,443        $943      53.0%
    Access minutes of use                      68,847      69,238      -0.6%
    Capital expenditures                       $2,049      $1,923       6.6%
    (amounts in thousands)
    Wholesale lines
    DSL customers
    LD customers

    Consumer ARPU (4)

    BellSouth Corporation
    Results by Segment (unaudited)
    Supplemental Operating Data  (in thousands)

    Communications Group -- Network Access Lines In Service Reported (a)

                                        3Q04    3Q03   Growth   2Q04   Growth
    Access lines
       Residence
           Retail
               Primary                 11,816  12,670   -6.7%  11,876   -0.5%
               Additional               1,388   1,671  -16.9%   1,447   -4.1%
              Total Retail Residence   13,204  14,341   -7.9%  13,323   -0.9%
           Wholesale
               Resale                     114     198  -42.4%     127  -10.2%
               UNE-P                    2,082   1,534   35.7%   2,149   -3.1%
              Total Wholesale
               Residence                2,196   1,732   26.8%   2,276   -3.5%
       Total Residence                 15,400  16,073   -4.2%  15,599   -1.3%

       Business
           Retail
               Total Retail Business    5,264   5,484   -4.0%   5,282   -0.3%
           Wholesale
               Resale                      61      75  -18.7%      63   -3.2%
               UNE-P                      752     654   15.0%     740    1.6%
              Total Wholesale Business    813     729   11.5%     803    1.2%
       Total Business                   6,077   6,213   -2.2%   6,085   -0.1%

       Other Retail/Wholesale Lines
               Retail                      38     113  -66.4%      42   -9.5%
               Wholesale                   61      46   32.6%      60    1.7%
       Total Other Retail/Wholesale
        Lines                              99     159  -37.7%     102   -2.9%

       Total Access Lines in Service   21,576  22,445   -3.9%  21,786   -1.0%

       ISDN line equivalents
             Residence                     10      14  -28.6%      11   -9.1%
             Business                   1,462   1,445    1.2%   1,477   -1.0%
       Total ISDN Adjusted ALIS        23,048  23,904   -3.6%  23,274   -1.0%
    Access Line Equivalents (b)
       Selected digital data services:
             Unbundled Loops              326     353   -7.6%     343   -5.0%
             DS0 & ADSL                11,493   8,301   38.5%  10,695    7.5%
             DS1                        7,594   7,089    7.1%   7,475    1.6%
             DS3 & higher              32,643  31,342    4.2%  32,547    0.3%
       Total digital data lines in
        service                        52,056  47,085   10.6%  51,060    2.0%

    Total equivalent access lines in
     service                           75,104  70,989    5.8%  74,334    1.0%

     (a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

     (b) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, revenue growth rates cannot be compared to line growth rates on an equivalent basis.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Domestic Wireless Segment (1)(a)
                                       3Q04    3Q03  Growth   2Q04     Growth
    Operating Revenues
       Service revenues (2)          $1,534  $1,471    4.3%  $1,521      0.9%
       Equipment and other revenues     168     153    9.8%     141     19.1%
          Total Operating Revenues    1,702   1,624    4.8%   1,662      2.4%
    Operating Expenses
       Cost of services and products    651     643    1.2%     579     12.4%
       Selling, general, &
        administrative expenses         609     577    5.5%     585      4.1%
       Depreciation and amortization    229     209    9.6%     226      1.3%
          Total Operating Expenses    1,489   1,429    4.2%   1,390      7.1%
    Segment Operating Income            213     195    9.2%     272    -21.7%
    Interest Expense                     80      79    1.3%      80      0.0%
    Other Income (Expense), net         (46)    (44)  -4.5%     (52)    11.5%
    Income Before Income Taxes           87      72   20.8%     140    -37.9%
    Provision for Income Taxes           33      28   17.9%      51    -35.3%
            Segment Net Income (1)      $54     $44   22.7%     $89    -39.3%


    Selected Financial and Operating Data

    (amounts in millions, except
     customer data in thousands)
    Segment operating income           $213    $195    9.2%    $272    -21.7%
    Segment operating margin          12.5%   12.0%  50 bps   16.4%  -390 bps
    Cellular/PCS Operating Metrics
     (100% Cingular):
       Total Customers               25,672  23,385    9.8%  25,044      2.5%
       Net Customer Additions           657     745  -11.8%     428     53.5%
       Partitioned Customers and/or
        Adjustments                     (29)      0     N/M      (2) -1350.0%
       Churn                           2.8%    2.8%   0 bps    2.7%    10 bps
       Wireless Service ARPU (3)     $49.78  $52.43   -5.1%  $50.32     -1.1%
       Minutes Of Use Per Subscriber    537     456   17.8%     523      2.7%
       Licensed POPs (4)                243     236    3.0%     243      0.0%
       Penetration (4)                11.4%   10.6%  80 bps   11.1%    30 bps
    Cingular Interactive Operating
     Metrics:
       Total Customers                  653     788  -17.1%     735    -11.2%
       Net Customer Additions           (82)    -       N/M     (33)  -148.5%

     (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.


                                                        Year-To-Date
                                                2004        2003       Growth
    Operating Revenues
        Service revenues (2)                   $4,478      $4,275        4.7%
        Equipment and other revenues              463         353       31.2%
            Total Operating Revenues            4,941       4,628        6.8%
    Operating Expenses
        Cost of services and products           1,814       1,666        8.9%
        Selling, general, & administrative
         expenses                               1,742       1,571       10.9%
        Depreciation and amortization             676         607       11.4%
            Total Operating Expenses            4,232       3,844       10.1%
    Segment Operating Income                      709         784       -9.6%
    Interest Expense                              239         261       -8.4%
    Other Income (Expense), net                  (145)       (114)     -27.2%
    Income Before Income Taxes                    325         409      -20.5%
    Provision for Income Taxes                    123         160      -23.1%
              Segment Net Income (1)             $202        $249      -18.9%


    Selected Financial and Operating Data

    (amounts in millions, except customer
     data in thousands)
    Segment operating income                     $709        $784       -9.6%
    Segment operating margin                    14.3%       16.9%    -260 bps
    Cellular/PCS Operating Metrics (100%
     Cingular):
        Total Customers                        25,672      23,385        9.8%
        Net Customer Additions                  1,639       1,474       11.2%
        Partitioned Customers and/or
         Adjustments                                6         (14)     142.9%
        Churn                                    2.7%        2.6%      10 bps
        Wireless Service ARPU (3)              $49.36      $52.12       -5.3%
        Minutes Of Use Per Subscriber             516         436       18.3%
        Licensed POPs (4)                         243         236        3.0%
        Penetration (4)                         11.4%       10.6%      80 bps
    Cingular Interactive Operating
     Metrics:
        Total Customers                           653         788      -17.1%
        Net Customer Additions                   (136)        (29)        N/M

     (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Advertising & Publishing (1)
                                          3Q04   3Q03   Growth   2Q04   Growth
    Operating Revenues
       Advertising and publishing
        revenues                           471    475    -0.8%    466     1.1%
       Commission revenues                  27     30   -10.0%     45   -40.0%
          Total Operating Revenues         498    505    -1.4%    511    -2.5%
    Operating Expenses
       Cost of services                     89     94    -5.3%     90    -1.1%
       Selling, general, &
        administrative expenses            173    168     3.0%    167     3.6%
       Depreciation and amortization         7      5    40.0%      7     0.0%
          Total Operating Expenses         269    267     0.7%    264     1.9%
    Segment Operating Income               229    238    -3.8%    247    -7.3%
    Interest Expense                         2      1   100.0%      2     0.0%
    Other Income (Expense), net              -      -     N/M*      1  -100.0%
    Income Before Income Taxes             227    237    -4.2%    246    -7.7%
    Provision for Income Taxes              86     90    -4.4%     96   -10.4%
            Segment Net Income(1)         $141   $147    -4.1%   $150    -6.0%

    Segment operating income              $229   $238    -3.8%   $247    -7.3%
    Segment operating margin             46.0%  47.1% -110 bps  48.3% -230 bps

     * - Not meaningful.


                                                         Year-To-Date
                                                 2004        2003       Growth
    Operating Revenues
        Advertising and publishing revenues     1,403       1,436       -2.3%
        Commission revenues                        88          92       -4.3%
            Total Operating Revenues            1,491       1,528       -2.4%
    Operating Expenses
        Cost of services                          259         254        2.0%
        Selling, general, & administrative
         expenses                                 496         522       -5.0%
        Depreciation and amortization              21          19       10.5%
            Total Operating Expenses              776         795       -2.4%
    Segment Operating Income                      715         733       -2.5%
    Interest Expense                                6           5       20.0%
    Other Income (Expense), net                     1           1        0.0%
    Income Before Income Taxes                    710         729       -2.6%
    Provision for Income Taxes                    272         276       -1.4%
              Segment Net Income(1)              $438        $453       -3.3%

    Segment operating income                     $715        $733       -2.5%
    Segment operating margin                    48.0%       48.0%       0 bps

     * - Not meaningful.

     BellSouth Corporation
     Notes

     (1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

     (2) Wireless service revenues includes activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Domestic Wireless segment. Average monthly revenue per customer is calculated by dividing average monthly service revenue by average customers.

     (3) Management uses average revenue per unit (ARPU) as an indicator of operating performance of the business. Consumer ARPU -- is defined as consumer revenues during the period divided by average primary access lines during the period. Wireless Service ARPU -- Cellular/PCS is defined as Cellular/PCS service revenues during the period divided by average Cellular/PCS subscribers during the period. This metric is used to compare the recurring revenue amounts being generated on our network to prior periods and internal targets. We believe that each of these metrics provides useful information concerning the performance of our initiatives to attract and retain high value customers and the use of our network.

     (4) Licensed POPs refers to the number of people residing in areas where Cingular and its partners, Salmon and T-Mobile USA, Inc., have licenses to provide cellular or PCS service, including the New York City metropolitan area, and in areas where Cingular has not yet commenced service, such as the Salt Lake City area. Penetration calculation is based upon licensed operational POPs of 226 million. The New York City metropolitan area is included in the penetration calculation, beginning in the third quarter of 2002.

    BellSouth Corporation
    Non-GAAP Measures -- Reconciliation
    (amounts in millions) (unaudited)

    Segment Net Income Reconciliation to GAAP Net Income
                                                             Year-to-Date
                                          3Q04  3Q03  2Q04   2004    2003
    Communications group segment net
     income                               $714  $727  $702  $2,103  $2,115
    Domestic wireless group segment net
     income                                 54    44    89     202     249
    Advertising and publishing group
     segment net income                    141   147   150     438     453
    Corporate, eliminations and other      (16)    8    (3)    (24)    (47)
    Normalized net income                  893   926   938   2,719   2,770
      Add back Excluded non-recurring or
       non-operational items (a)           (94)   10    58     675     347
    Consolidated GAAP net income          $799  $936  $996  $3,394  $3,117


             Free Cash Flow                                     Year-to-Date
                                        3Q04    3Q03    2Q04    2004    2003
    Net cash provided by operating
     activities                        $1,691  $2,268  $2,069  $5,488  $6,555
      Less Capital Expenditures          (768)   (713)   (731) (2,134) (1,978)
    Operating Free Cash Flow             $923  $1,555  $1,338  $3,354  $4,577


                 Net Debt
                                        September 30, December 31,    June 30,
                                            2004          2003          2004
    Total Debt                            $16,190       $14,980       $13,603
      Less Cash                            (9,200)       (4,556)       (6,216)
    Net Debt                               $6,990       $10,424        $7,387


    Communications Group Operating Income before
     Depreciation and Amortization                             Year-to-Date
                                       3Q04    3Q03    2Q04    2004     2003
    Operating Revenues               $4,627  $4,668  $4,603  $13,805  $13,830
    Operating Income                  1,217   1,244   1,192    3,579    3,656
      Add back Depreciation and
       amortization                     898     949     903    2,689    2,830
    Operating Income before
     Depreciation and Amortization   $2,115  $2,193  $2,095   $6,268   $6,486
    Margin                            45.7%   47.0%   45.5%    45.4%    46.9%

     (a) See pages 3 and 4 for detail of excluded items.